EXHIBIT 10.8

                   INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

This agreement ("Agreement") is entered into this 16th day of August, 2004, by and between Ariel Way, LLC ("Ariel Way") having offices at 8000 Towers Crescent Drive, Suite 1200, Vienna, VA 22182 and Michael Jordan, ("Consultant"), having an address of Securities Counseling and Management, Inc., 2706 Fillmore Street, Hollywood, FL 33020.

                                   WITNESSETH

WHEREAS, Consultant is in the business of locating companies that desire to engage in M&A services and support said services; and,

WHEREAS, Ariel Way wishes to engage the services of Consultant for the purposes of introducing Ariel Way to companies that desire to engage M&A activities;

WHEREAS, Consultant understands that Ariel Way is a private corporate entity but that the business plan for Ariel Way assumes an acquisition or merger with a public corporate entity making the surviving company a public company operating under the rules and conditions as stated by the Securities and Exchange Commission and that this Agreement will be assumed by the surviving entity after amendments, if necessary, upon the completion of the acquisition or merger.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the sufficiency of which consideration is acknowledged by the parties, the parties mutually covenant and agree as follows:

1. Ariel Way engages Consultant as of the date above, on a non-exclusive basis, from the date of the execution of this Agreement to locate and refer to Ariel Way companies that wish to engage in M&A activities with Ariel Way and to refer companies to Ariel Way. Consultant is to be paid upon the closing of a Transaction as defined below.

2. TRANSACTION DEFINITION. As used herein, the term "Transaction" is defined as the execution of a definitive agreement and closing of a transaction between Ariel Way and a company ("Company"), referred to Ariel Way by Consultant.

3. FEES. In the event Ariel Way completes and closes a transaction with a Company, as described in paragraph 2, then Ariel Way agrees to pay Consultant, as compensation for services rendered, a consulting fee in accordance with the attached Schedule A.

4. TERM OF AGREEMENT. This Agreement may be terminated by either party upon thirty (30) days prior written notice.

5. Ariel Way agrees to use its best efforts to execute an engagement with a Company referred by Consultant if said Company is determined in good faith by Ariel Way to be an entity for which Ariel Way's M&A activities are appropriate.

6. Ariel Way acknowledges that it is Ariel Way's responsibility to negotiate and consummate Company M&A agreement. Ariel Way confirms and acknowledges its awareness that Consultant is not authorized to engage in the business of offering or selling securities of Ariel Way in connection with any potential stock swap, and that with respect to any funding arrangements that involve the sale or offer of securities, Consultant can act only as an advisor and cannot offer, sell, or solicit offers to purchase or sell any security.

7. NON-CIRCUMVENTION. Each Party agrees to work together, and agrees not to circumvent in any manner, directly or indirectly, with regard to any third parties, clients or contacts that have been identified by either party to each other. All contacts, discussions and other activity with all identified third parties or accounts of Ariel Way shall be conducted by, through or in conjunction with Ariel Way. Each Party further agrees that in the event of the termination of this contract by either party that they will not engage or contact any third parties introduced to each other for a period of not less than 2 years after the termination of this contract, without the expressed written consent of the other party.

8. CONFIDENTIALITY. Each Party agrees to maintain all information received in the strictest confidence and shall not disclose to any third parties any business contacts, investment sources, proprietary software tools or concepts or any information disclosed by each other without prior written consent. Parties further understand that all business sources, contacts or clients are its stock and trade and confidential information and any unauthorized disclosure by any other party hereto will result in irreparable damage for which monetary damages would be difficult or impossible to accurately determine. Parties recognize that proprietary information disclosed to each other, before, during, or after execution of this agreement represent confidential and valuable proprietary information and, therefore, will not, without the express prior consent of Ariel Way, disclose such information to any person, company, entity, or other third party.

9. SURVIVAL. All representations, warranties and agreements set forth herein shall survive the closing hereof and shall continue in existence and in full force and effect until they expire on their own terms.

10. INDEMNIFICATION. Both Ariel Way and Consultant agree to hold each other harmless for any event in which either party becomes involved any legal action, proceeding or investigation, brought about by any third party in connection with any matter, related to or arising out of either parties engagement hereunder. The indemnity agreement contained in this paragraph, however, shall not extend to any loss, claim, damage, expense, liability or action or any right to reimbursement which arises by reason of any act or omission to act by either party (a) not taken in good faith, or (b) by reason of gross negligence or willful misconduct by either party. The indemnity obligations of either party under this paragraph shall be binding upon any successors, assigns, heirs and personal representatives of the other party, and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the other party and any such person. The foregoing provision shall survive any termination of the Agreement.

11. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns.

12. JURISDICTION. This Agreement shall be interpreted under and governed by the laws of the United States of America and the Commonwealth of Virginia, and the parties hereto consent to jurisdiction therein.

13. ENTIRE AGREEMENT. This document is the entire Agreement between the parties and supersedes all prior agreements, representations and understandings of the parties. No modification of this Agreement shall be binding unless agreed to in writing by the parties hereto.

14. CAPTIONS. Section captions are included in this Agreement for convenience only and shall not affect the meaning or interpretation of this Agreement.

15. ENFORCEABILITY. If any provision of this Agreement is held to be invalid or unenforceable, such holding shall not affect the validity or enforceability of any other provision.

16. NOTICES. All notices, demands and other communications to be given or delivered under this Agreement and Appendix shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested, and postage prepaid, to the recipient, addressed to the parties as follows (or to such other addresses as the parties may subsequently specify in writing):

If to Ariel Way:           Ariel Way, LLC
                           8000 Towers Crescent Drive,
                           Suite 1200
                           Vienna, VA 22182
                           ATTN: Arne Dunhem, Chairman

If to Consultant:          Securities Counseling and Management, Inc.
                           2706 Fillmore Street
                           Hollywood, FL 33020.

                           ATTN:  Michael Jordan

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ARIEL WAY, LLC

By: ______________________________________

Name: Arne Dunhem_______________________

Its: Chairman _____________________________

CONSULTANT

By: _______________________________________

Print Name: ________________________________

Its: _______________________________________

                        INDEPENDENT CONSULTING AGREEMENT

                                   SCHEDULE A

TASK: ACQUISITION OF SPIN-OFF SUBSIDIARY FROM MARKET CENTRAL, INC.

     Upon satisfactory Closing of Ariel Way acquisition of spin-off subsidiary from Market Central, Inc. Consultant shall receive for services rendered cash compensation of Three Thousand Dollars ($3,000.00). Consultant shall have a right to exchange the cash compensation to a Warrant to receive a total of 300,000 shares of common stock of the acquired spin-off subsidiary at an exercise price of $0.01 per share assuming that the total issued and outstanding number of shares is 20,000,000 upon a re-capitalization of the spin-off subsidiary. If the assumption of 20,000,000 shares is not correct, then the issuance of the warrant shall be pro-rata amended to correspond to actual issued and outstanding shares. Stock issued under the warrant shall have piggy-back registration rights under an S-2, SB-2 or any other appropriate filing with the Securities and Exchange Commission if and when the Company files such a registration statement.

Agreed to and accepted on this 16th day of August, 2004 by:

ARIEL WAY, LLC

By: ______________________________________

Name: Arne Dunhem_______________________

Its: Chairman _____________________________

CONSULTANT

By: _______________________________________

Print Name: ________________________________

Its: _______________________________________